EXHIBIT 99.1

CONSENT IN WRITING OF
BOARDS OF DIRECTORS OF
WISEMAN GLOBAL LIMITED

IN LIEU OF AN ORGANIZATIONAL MEETING

May 23, 2019

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being all of the Directors and majority shareholders of WISEMAN GLOBAL LIMITED, a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1.	Stock Issuance

RESOLVED, that the Company is hereby authorized and instructed to issue in the name of the following persons for an aggregate number of 47,200,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”) IN consideration of a total proceed of $472,000 at a price of $0.01 per share:

Name	Shares to issue	Payment	Per share price
Yang Huanyu	11,800,000	$118,000	$0.01
Zheng Haiyan	11,525,000	$115,250	$0.01
Yang Weijun	13,340,000	$133,400	$0.01
Liu Xian	10,535,000	$105,350	$0.01

RESOLVED, that the proper officers of this corporation be, and they hereby are authorized to issue and cause to be issued any and all documents and stock certificates necessary to effectuate the preceding resolution.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

/s/ Lai Jinpeng	/s/ Zhao Zhiming
Lai Jinpeng Director and shareholder with 36.23% shareholding ownership	Zhao Zhiming Shareholder with 49.82% shareholding ownership